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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Warrantech Corporation pertaining to the shares (x) issuable to Steven Ferris pursuant to the Warrant dated January 1, 2002 and (y) issuable to Benito Abad pursuant to the Warrant dated April 1, 2002 of our report dated June 13, 2003, which appears in the Annual Report on Form 10-K for the year ended March 31, 2002.

                                    /s/ Weinick Sanders Leventhal & Co., LLP
                                        July 3, 2003


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